EXHIBIT 99.2

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA

                        CASE NO.: 07-20658-CIV- MARTINEZ
                                FILED 03-12-2007

GLOBAL ENTERTAINMENT HOLDINGS/
EQUITIES, INC.

         Plaintiff,

v.

Bryan abboud, CLINTON H. SNYDER,
MERRILL LYNCH INC., NORTHERN TRUST BANK,
CORPORATE STOCK TRANSFER, INC,
ALVIN F. LINDSEY, ESQ., HOGAN & HARTSON, LLP,

         Defendants,
____________________________________________/

                               VERIFIED COMPLAINT

         Plaintiff GLOBAL ENTERTAINMENT HOLDINGS/ EQUITIES, INC. ("Global") sues Bryan abboud, ("Abboud"), CLINTON H. SNYDER, ALVIN F. LINDSEY, ESQ., HOGAN AND HARTSON, LLP, MERRILL LYNCH, INC., NORTHERN TRUST BANK, CORPORATE STOCK TRANSFER, INC, and says:

         1. This is an action for damages and equitable relief for securities fraud under the Securities Exchange Act of 1934, the Securities Act of 1933, and causes of action for civil theft, breach of fiduciary duty, intentional interference with advantageous business relationships, replevin, conversion, conspiracy, and negligent misrepresentation under Florida law.

                                   THE PARTIES

         2. Global Entertainment Holdings/Equities Inc. ("Global") is a Colorado Corporation with its principal place of business located at 23760 Oakfield Road Hidden Hills, California 91302. Global is publicly traded on the National

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Association of Securities Dealers Over-the-Counter Bulletin Board under the new, post-merger symbol "GAMT" (previously, pre-merger, GAMM), and is registered under section 12(g) of the Securities Exchange Act of 1934.

         3. Bryan Abboud is a Florida Citizen residing at 1820 Micanopy Avenue, Miami, Florida 33133, Florida. Before October 3, 2006, Abboud owned 3,568,858 shares of the common stock of Global (43.1%). (That total included 292,938 shares beneficially owned by Bryan Abboud by virtue of his ownership of certain options to purchase, 419,600 shares beneficially owned as grantor of the Kinderen Trust and 200,000 shares beneficially owned as grantor of the MDA Trust.) Prior to October 3, 2006, Bryan Abboud was President, Chief Executive Officer and a Director (Principal Executive Officer) of Global.

         4. Clinton H. Snyder ("Snyder") is a Florida Citizen residing at 5401 Collins Ave., Apt. 137, Miami Beach, Florida 33140. Before October 3, 2006, Snyder owned 90,000 shares of the common stock of Global (1.1%). Prior to October 3, 2006, Clinton H. Snyder was the Chief Financial Officer (Principal Financial and Accounting Officer) of Global. After October 3, 2006, Snyder worked with Global as a consultant.

         5. Merrill Lynch Inc. is a national stock brokerage company with offices throughout the United States. Global is an account holder at Merrill Lynch and was so during all relevant periods. Global's account, No. 769-07D91, was serviced at the Merrill Lynch branch located at 2855 University Drive, Suite 600 Coral Springs, Florida 33065.

         6. Northern Trust Bank is an Illinois banking corporation and a subsidiary of Northern Trust Corporation, a financial holding company. Global's account at Northern Trust Bank, No. 901557306, was maintained at the Bank's location at 700 Brickell Avenue, Miami, Florida 33131.

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         7. Corporate Stock Transfer ("CST") is a stock transfer agent, and has served as Global's stock transfer agent during all relevant periods. CST maintains an office at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

         8. Alvin F. Lindsey, Esq., is a member of the Florida Bar and a partner at the law firm of Hogan & Hartson, LLP, resident in its Miami office. At all relevant times hereto, Lindsey was acting as an agent for Hogan & Hartson, LLP and within the scope of his employment therein. Lindsey had previously served as Global's counsel and later, despite a clear conflict of interest, brought an action in 2006 against Global in Florida state court on behalf of Bryan Abboud and "Record Shareholders".

                             JURISDICTION AND VENUE

         9. This Court has federal question jurisdiction over this cause pursuant to 28 U.S.C.ss.1331, and 28 U.S.C.ss.. 1337 as it alleges a cause of action under the Securities Exchange Act of 1934, 15 U.S.C. Sec. 78j and 15 U.S.C. Sec. 78aa. This Court has diversity jurisdiction over this cause pursuant to 28 U.S.C.ss. 1332 as the matter in controversy exceeds $75,000.00 and the action is between parties of different states. In addition, this Court has supplemental jurisdiction over Plaintiff's state law claims pursuant to 28 U.S.C. Sec. 1367.

         10. Venue is proper in the Southern District of Florida pursuant to 28 U.S.C.ss.1391 because a majority of Defendants are residents of this district and a substantial part of the events or omissions giving rise to the claims occurred and a substantial part of the property that is the subject of this action is located in this District.

                        ALLEGATIONS COMMON TO ALL COUNTS

         11. In 2005, Global's Board of Directors, including Bryan Abboud, evaluated the financial condition of Global and its future prospects. At the


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time, Global's operating revenues were generated exclusively by its wholly owned subsidiary, IGW Software N.V. (IGW), a Netherlands Antilles Corporation, in Curacao, Netherlands Antilles. IGW was engaged in the development, licensing and hosting of proprietary digital entertainment software related to Internet gambling and IGW derived its revenues from licensing fees and consulting services from only one client, V.I.P. Management Services N.V., a wholly owned subsidiary of Leisure & Gaming Plc. Global's board noted the following issues of concern: government regulation over the Internet gambling industry had increased significantly; if its sole customer terminated its relationship with Global, Global would have no source of revenue; Global did not have cash flow or borrowing power sufficient to grow its software and hosting services operations; the performance of its common stock in the marketplace had been disappointing and was not sufficiently attractive to serve as currency to fund investments;
and the costs and requirements of a publicly reporting company. As a consequence of these issues Global's board decided to pursue a two-prong strategy: sell its principal assets and pursue a reverse merger. A reverse merger is a method by which a private company goes public. In a reverse merger, a private company merges with a public company. By merging into such an entity, a private company becomes a public company.

         12. After preliminary discussions, on December 13, 2005, Global signed a letter of intent with Bayshore Media Group to confirm the parties' mutual intentions regarding the proposed exchange by shareholders of Global for all of the assets and business of Global and the exchange by the shareholders of Bayshore Media Group of all the assets and business of Bayshore for shares of common stock of Global. See Letter of Intent attached as Exhibit A.

         13. Bayshore was a developmental stage Nevada Corporation with offices located at Howard Hughes Center, 3960 Howard Hughes Parkway, Suite 500, Las


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Vegas, Nevada, 89109. Bayshore owned the exclusive rights to 14 never released feature length films and believed that this reverse merger into a public company would enable it to grow by opening access to funding sources, strengthening its management team, identifying and securing license distribution agreements, building out a production infrastructure, developing partnerships with major studios, satellite and cable companies, expanding its film portfolio with unique and high quality titles and identifying potential acquisition targets. Following the completion of the reverse merger, Bayshore contemplated obtaining $30,000,000 through debt and private placements of restricted common stock. The primary use of the proceeds would be for marketing the current Bayshore film library as well as to begin production on a number of new films and television series.

         14. On March 7, 2006, Global announced that it would seek to divest itself of its software and hosting services operations and acquire a new operating company with the goal of enhancing shareholder value.

         15. On April 10, 2006, Global and Bayshore Media Group signed a share exchange agreement. Under the terms of that agreement Global would issue an aggregate of 194,541,008 shares of common stock to the shareholders of Bayshore in exchange for a wholly owned interest in Bayshore. Prior to the share exchange Global would dispose of substantially all of its entertainment software development business assets and liabilities. A copy of that agreement, together with an amendment, is attached as Exhibit B.

         16. On June 13, 2006, IGW (Global's wholly owned subsidiary) entered into an asset sale agreement with V.I.P. Management Services to sell substantially all of its software and hosting assets for $4,900,000.00 in consideration: $3,110,000.00 in cash at the close; $540,000.00 by payment into a


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retention account to cover potential post closing liabilities; $200,000.00 by payment of an assignment retention to facilitate the assignment of a contract with a key company vendor; and the release of Global for the obligation to repay the debt of $1,050,000.00 owed by Global to V.I.P. Management Services. The sale was contingent upon the consent of a majority of the shareholders of Global Entertainment. See, Asset Purchase Agreement attached as Exhibit C.

         17. On September 1, 2006, Bryan Abboud, as president and chief executive officer, sent the Global shareholders a Proxy Statement concerning a notice of special meeting to be held on September 15, 2006, to approve the asset purchase agreement; to amend Global Entertainment's articles of incorporation to increase its authorized common stock, and to amend the articles of incorporation to effectuate a 3-to-1 reverse split of Global Entertainment's outstanding common stock. At the time, Global's management, together with family members of Bryan Abboud, controlled the majority of the common stock of Global.

         18. Effective September 1, 2006, Bryan Abboud caused the filing of a definitive proxy statement with the Securities and Exchange Commission. See Proxy Statement attached as exhibit D. In pertinent part page 27 of the proxy statement reads:

         DIVIDEND AND CONSEQUENCES OF THE SALE OF ASSETS
         Upon effective time of the sale of assets, the Company will dispose of its remaining assets and liabilities. The net proceeds of the asset sale would be used to pay off the Company's corporate debts and other liabilities, including the costs of the asset purchase and share exchange that had not been paid on a current basis out of working capital, severance costs for employees, lease payments, outstanding liabilities, vendor bills relating to costs of being a public company and ongoing operating costs. Remaining proceeds will be distributed to our shareholders. The amount available for distributions to shareholders would also depend upon the timing of the closing of the asset sale and our other obligations outstanding when the share exchange is expected to be completed. An unaudited pro forma balance sheet and profit and loss account as of June 30, 2006, and estimates for the cash utilization up to the date of closing of the asset sale and effectiveness of the share exchange, arc included in this proxy statement. We expect the amount available to be approximately $2,922,000. Based on our current estimate of net proceeds that will be available for distribution to common shareholders, holders of common


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         stock would receive a distribution as a dividend of approximately $0.30 per share to $0.36 per share. The Company anticipates making the distribution approximately 25 days following the closing of the asset purchase.

         19. At the September 15, 2006, special meeting, the shareholders approved the sale of assets and the amendment of the articles of incorporation to effectuate a 3-to-1 reverse stock split. The meeting was adjourned until October 3, 2006 when the shareholders approved the increase in authorized stock. See, Minutes of Special Meeting of September 15, 2006, Minutes of Meeting held October 3, 2006 attached as exhibit E.

         20. On September 18, 2006, Bryan Abboud, James Doukas and Thomas Glaza, part of the pre-merger management of Global, executed a Corporate Resolution which read, in, a pertinent part:

         WHEREAS, after the net proceeds of the Asset Purchase are used to pay off the Corporation's corporate debts and other liabilities, including the costs of the Asset Purchase and related transactions that have not been paid on a current basis out of working capital, severance costs for employees, lease payments, outstanding liabilities, vendor bill relating to costs of being a public company and ongoing operating costs, the Board of Directors believes that the remaining proceeds should be distributed to its shareholders;

         NOW THEREFORE, BE IT RESOLVED, that subject to the pay off of the Corporation's debts and liabilities as of September 28, 2006, that the Corporation shall distribute the remaining cash proceeds from the Asset Purchase to the Corporation's shareholders of record as of September 28, 2006 in the amount of $0.84 per share and a final distribution for any remaining available proceeds shall be made no later than January 15, 2007 of all remaining proceeds from all escrow accounts and reserved under the Asset Purchase...

         21. As a condition to the Share Exchange Agreement, resulting in the reverse merger and Global's acquisition of Bayshore, Global was to dispose of substantially all of its assets and liabilities. The closing of the Share Exchange Agreement was consummated on October 3, 2006. The acquisition of Bayshore along with the sale of Global's assets left Global as the surviving legal entity and Bayshore as a wholly owned subsidiary of Global. Jacob Dadon,


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Lydia Dadon, and Lilian Nieman were newly appointed to the Board of Directors, effective October 3, 2006, and they subsequently appointed new officers of the Company, including David Dadon as Chairman of the Board.

         22. Pursuant to the Share Exchange Agreement, on October 3, 2006, all the pre-merger officers and directors of Global resigned. As of October 3, 2006, Bryan Abboud and the remaining officers and directors of Global, ceased to have any legal authority over its operations and became minority shareholders holding relatively negligible interests in Global of less than 2%.

         23. On or about October 3 or 4, 2006, Global's new President and Chief Executive Officer, Jacob Dadon, gave written notice to the company's financial institutions, Merrill Lynch and Northern Trust Bank, of the names of the new officers and directors of the Company, with instructions to cancel previous authorizations of all prior officers and directors. Similarly, Global's stock transfer agent, Corporate Stock Transfer, was notified by conference call and in writing of the change of the Board of Directors and officers. In addition on or about October 6, 2006, an 8-K was filed with the Securities and Exchange Commission informing the Commission of the transaction and the change in officers and directors for Global. On or about October 16, 2006, Bryan Abboud, although no longer an officer nor director of Global, forwarded to Corporate Stock Transfer funds belonging to Global in the amount of $2.3 million to be used as the initial distribution to the pre-merger shareholders in the amount of $0.84 per share.

                             DEFENDANTS' MISCONDUCT

         24. Sometime after October 3, 2006, Bryan Abboud, although already having resigned as an officer or director of Global, wrongfully advised Merrill Lynch and Northern Trust Bank not to honor any financial transactions attempted


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by Global's new management. Subsequent to those instructions, those financial institutions refused to comply with the lawful instructions of Global's new management and froze Global's accounts so that Global has been unable to pay rent, payroll, vendor invoices, etc in the ordinary course of business. These actions, at the behest of Bryan Abboud, have caused and continue to cause damages and irreparable harm to Global's operations, employees, shareholders, credit and reputation in the community.

         25. Also, on or about October 3, 2006, Bryan Abboud presented David Dadon with an agreement for the post-merger Global to assume responsibility for the payment of all lease payments on premises located at 703 Waterford Way in Miami, Florida, even though the agreements previously referred to in this complaint provided that all liabilities incurred prior to September 28, 2006, including the lease, were to be liabilities of the pre-merger company, and that post-merger company was to have no liabilities. Dadon refused to sign the agreement presented by Abboud nor did he nor Global agree to assume liability for the lease. This is because the new management intended to move Global's offices from Miami to California after the closing of the transaction.

         26. On or about November 8, 2006, without authority of Global, Bryan Abboud caused a wire transfer of $899,985.00.00 from Global's account at Northern Trust Bank to be made to Corporate Stock Transfer, in furtherance of his attempts to distribute additional dividends to pre-merger shareholders prior to the complete satisfaction of the liabilities of the Company including, but not limited to, the outstanding costs of the asset sale and share exchange, which include, among other things, severance costs for employees, lease payments, outstanding liabilities, vendor bills relating to costs of being a public company and ongoing operating costs until such time as all such liabilities are determined and paid in full, as per the Share Exchange Agreement.

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         27. Unbeknownst to Global's new management at the time, throughout the month of October, 2006 Bryan Abboud, individually and through his agent, Snyder (Global's former CFO and post-merger financial consultant,), continued to write checks on Global's accounts without any authorization to do so. Global's new management had employed Snyder as a post-merger financial consultant.

         28. Without the knowledge or consent of Global's new management, Bryan Abboud has misappropriated and converted to his own use all of Global's technology and computer hardware, among other things. This includes corporate books and records, including those of IGW Software, blank checks from Global's Northern Trust Bank account and contracts with V.I.P. Management, which purchased most of IGW's software assets.

         29. Without the knowledge or consent of Global's new management, Bryan Abboud or his agent have unlawfully removed many of Global's books and records, including but not limited to signed corporate resolutions, signed resignations of the pre-merger officers and directors, Global's corporate minute books, the documentation provided by Bayshore in support of its financial representations, and contracts with V.I.P. Management which purchased most of IGW Software's assets, all of which further hinders Global's continued operations. As a result of these actions, Global's new management has been unable to properly manage the corporation or complete necessary financial transactions in the ordinary course of business.

         30. On November 27, 2006, Plaintiff, Bryan Abboud, "individually and on behalf of the Record Shareholders," filed a Complaint against Global, among others, in the case styled Abboud v. Global Entertainment etc. et.al., Case No. 06-25278-CA-20 in Miami-Dade Circuit Court. A temporary injunction was entered on or about November 29, 2006. An injunction bond in the amount of $600,000.00


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cash was posted by Bryan Abboud on December 18, 2006 pursuant to the Court's order dated December 14, 2006. The order of injunction mandated that Global deposit $1,373,051.20 into an escrow account. On or about December 26, 2006, the parties entered into an escrow agreement whereby $ 900,000.00 was placed in an escrow account controlled by Corporate Stock Transfer, Inc. pursuant to the temporary injunction entered by the Court. Upon information and belief, at least an additional $328,558.70 from the sale of Global's assets and a commission owed to Global through its subsidiary IGW have been paid into the escrow account at Corporate Stock Transfer Inc.

         31. Upon information and belief, Alvin F. Lindsey, Esq., of Hogan & Hartson LLP contacted Clint Snyder, who was working for Global post-merger as a consultant, and instructed Snyder to remove computers, access codes and other assets of Global from its offices in Miami and transfer them to Defendant Abboud or his counsel, Lindsey. Snyder did not consult with current management of Global regarding these contacts or actions, and in fact such actions were completely unauthorized and to Global's detriment and damage. Without these computers and the access to corporate information they provide, current management and the Board of Global cannot conduct operations. Lindsey made these contacts to Snyder regarding Global's computers and other assets although he was representing a party in a lawsuit against Global and was aware that Global was represented by counsel.

         32. In addition, upon information and belief, Alvin Lindsey, Esq. assisted in the preparation of bogus minutes of an alleged Board of Directors meeting held on September 15, 2006 at 9:30 a.m., and prepared after the fact. Notably, this alleged meeting purported to have occurred immediately after the shareholder meeting of September 15, 2006. However, the minutes are in demonstrably different type than the minutes of the shareholder's meeting, which occurred, immediately beforehand; furthermore, unlike minutes of other meetings held by the company, these minutes do not contain the file paths and notations


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on the lower right hand corner characteristic of the company's bona-fide minutes prepared by the company's counsel. Furthermore, David Dadon was communicating telephonically with the alleged participants in the meeting at that time, and no such meeting was being conducted.

                                    COUNT I -
       VIOLATIONS OF SECTION 10 B OF THE SECURITIES EXCHANGE ACT OF 1934 -
                                ABBOUD AND SNYDER

         33. Plaintiff realleges paragraphs 1-32 of this complaint as if fully set forth and incorporated herein.

         34. The Defendants Abboud and Snyder have conspired together to violate, and have violated, Rule 10b-5 in that they have combined together and or have agreed, jointly and severally, to defraud, deceive and mislead plaintiff in connection with the reverse merger and exchange of shares of stock in Global, a Colorado Corporation, a company trading publicly on the over the counter market with the current ticket symbol GAMT during the fall of 2006 to date.

         35. Defendants Abboud, Snyder and their agents and representatives employed a device, scheme and artifice to defraud Plaintiff of corporate assets, including cash, software and shares of Bayshore Media Group by use, means and instrumentalities of transportation and communication in interstate commerce and or the mails.

         36. After October 3, 2006, the closing date of the reverse merger of Bayshore into Global, Abboud intentionally misappropriated for himself over $2 million in Global assets without the authorization of the post merger managers and directors of Global.

         37. Abboud wholly and intentionally failed to use any of premerger Global assets to pay its liabilities as directed by the Share Exchange Agreement resulting in the exchange of shares between the parties.

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         38. In furtherance of the fraudulent scheme, Abboud directed Global's banker, brokerage and stock transfer agent to disregard all directives of post merger management regarding the assets of Global.

         39. Upon information and belief, Abboud and Snyder directed the creation of bogus minutes of director's meetings purported to have occurred on September 15, 2006 in order to effectuate their scheme to retain control of the assets of Global.

         40. Abboud intentionally caused the proxy statement to greatly undervalue the worth of the software assets of IGW, Global's subsidiary, in order that it be sold to V.I.P. Management without disclosing to shareholders or Bayshore's principals that the software's value would be greatly enhanced in the event that internet gambling were legalized.

         41. Abboud and Snyder engaged in these activities to greatly over inflate the value of a dividend to the shareholders and directors of pre-merger Global to the detriment of the shareholders of post-merger Global. In fact, as a result of Defendants' actions, the value of Global's stock, listed as GAMT, has dropped from approximately $2 per share to approximately 37 cents per share.

         42. In furtherance of the fraudulent scheme, Abboud and Snyder caused Global to file a Form 10-QSB for the effective date of November 15, 2006, which contained materially false financial information.

         43. The misstatements and/or omissions were made in connection with an exchange of publicly traded securities.

         44. The misstatements and/or omissions were material and were made with scienter, that is an intent to defraud or deceive.

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         45. Plaintiff relied on the misrepresentations and/or omissions in deciding to engage in the reverse merger and exchange of securities, and such reliance was reasonable, and induced the reverse merger and exchange of securities.

         46. The foregoing transactions and activities constitute a fraudulent scheme which are violations of Section 10b of the Securities Exchange Act of 1934, 15 U.S.C. Sec. 78j and have caused Plaintiff's stock to lose an amount in excess of $300,000,000 in market value and over $2,000,000 in corporate assets.

         WHEREFORE, Plaintiff demands judgment for damages against defendants Abboud and Snyder.

                                   COUNT II -
                           CIVIL THEFT - BRYAN ABBOUD

         47. Plaintiff realleges paragraphs 1-32 as if fully set forth and incorporated herein.

         48. Abboud has stolen over $2 million from Plaintiff with the intent to permanently deprive Plaintiff of those monies in violation of Fla. Stat. Sec. 812.014.

         49. Pursuant to Fla. Stat. Sec. 772.11, Plaintiff has a civil cause of action against Defendant as a result of his violation of Fla. Stat. Sec. 812.014.

         50. All notices required by Fla. Stat. Sec. 772.11 have been sent.

         51. Plaintiff has retained the undersigned law firm and agreed to pay it a reasonable attorneys' fee.

         52. As a result of Defendant's violation of Fla. Stat. Sec. 812.014, Plaintiff has suffered damages.

         WHEREFORE, Plaintiff demands judgment for treble damages against Defendant Abboud, plus reasonable attorneys' fees and whatever other relief the court deems just and proper.

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                                   COUNT III -
           REPLEVIN - ABBOUD, SNYDER, LINDSEY AND HOGAN & HARTSON, LLP

         53. Plaintiff realleges paragraphs 1-32 of this complaint as if fully set forth and incorporated herein.

         54. Defendants took, without authorization or permission, computers, access codes and software from Plaintiff's office in Miami-Dade County, Florida.

         55. Plaintiff does not have sufficient information to state the value of the property, however, this information is believed to be in possession of Defendants.

         56. The Defendants have wrongfully detained the property.

         57. The property has not been taken for any tax, assessment, or fine pursuant to law.

         58. The property has not been taken under an execution or an attachment against Plaintiff's property.

         WHEREFORE, Plaintiff demands judgment for possession of the property.

                                   COUNT IV -
                         CONVERSION - ABBOUD AND SNYDER

         59. Plaintiff realleges paragraphs 1-32 of this complaint as if fully set forth and incorporated herein.

         60. On or about October 3, 2006 through this date, Defendants have converted to their own use the computers, corporate books and records, software, technology and other corporate assets of Global that was then the property of Global in a value to be ascertained by the trier of fact within the jurisdiction of this Court.

         WHEREFORE, Plaintiff, Global, demands judgment for damages against Defendants Abboud and Snyder.

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                                     COUNT V
                    BREACH OF FIDUCIARY DUTY - MERRILL LYNCH,
                NORTHERN TRUST BANK AND CORPORATE STOCK TRANSFER.

         61. Plaintiff realleges paragraphs 1-32 of this complaint as if fully set forth and incorporated herein.

         62. Both Merrill Lynch and Northern Trust Bank are financial institutions in which Plaintiff is an account holder. Corporate Stock Transfer is a stock transfer agent in which Plaintiff maintains an account.

         63. Merrill Lynch, Corporate Stock Transfer and Northern Trust Bank owe Plaintiff a fiduciary duty of good faith and fair dealing in regard to their accounts with those institutions.

         64. Merrill Lynch, Corporate Stock Transfer and Northern Trust Bank were informed, in writing, in early October 2006, and subsequently afterward, that Bryan Abboud was no longer an officer of Global and did not have authority to take any action regarding those accounts. Defendants were informed that Jacob Dadon, Lydia Dadon, Lilian Nieman and David Dadon were the current officers of Global.

         65. Merrill Lynch, Corporate Stock Transfer and Northern Trust Bank ignored those instructions and permitted Abboud to withdraw Global's funds and stock from those institutions such that Global no longer has access nor control of those assets. In addition, Corporate Stock Transfer wrongly paid dividends and held corporate funds in direct contravention of instructions from Global's lawful management.

         66. As a result of Merrill Lynch's, Corporate Stock Transfer's and Northern Trust Bank's breaches of fiduciary duty, Plaintiff has been damaged.

         WHEREFORE, Plaintiff demands judgment for damages against Defendants Merrill Lynch, Corporate Stock Transfer and Northern Trust.

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                                   COUNT VI -
           TORTIOUS INTERFERENCE WITH ADVANTAGEOUS BUSINESS RELATIONS
                               - ABBOUD AND SNYDER

         67. Plaintiff realleges paragraphs 1-32 of this complaint as if fully set forth and incorporated herein.

         68. Plaintiff has a business relationship with Marina Financial Funding, Inc. in regard to the raising of capital for the use of the company in producing motion pictures.

         69. Defendants Bryan Abboud and Clint Snyder have knowledge of this relationship.

         70. Defendants, by wrongfully obtaining corporate assets, taking the Plaintiff's computers and access codes, software and wrongfully asserting control over Plaintiff's accounts, and upon information and belief, preparing bogus minutes of non-existent director meetings, have intentionally and unjustifiably interfered with Plaintiff's business relationship with Marina Financial Funding Inc.

         71. As a result of this interference, Plaintiff has suffered damages. WHEREFORE, Plaintiff demands judgment for damages against defendants Abboud and Snyder.

                                   COUNT VII -
                       TORTIOUS INTERFERENCE WITH CONTRACT
                          -LINDSEY AND HOGAN & HARTSON.

         72. Plaintiff realleges paragraphs 1-32 of this complaint as if fully set forth and incorporated herein.

         73. After October 3, 2006, Plaintiff employed Clint Snyder as a consultant. In that position Mr. Snyder had full access to all of the books and records, including computer software and hardware of Global.

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         74. Defendants Alvin Lindsey, Esq., Bryan Abboud and Clint Snyder had
knowledge of the relationship between Global and Snyder.

         75. Without Global's permission, Lindsey and Hogan & Hartson communicated with Snyder on matters adverse to Global's interest. In addition, Lindsey and Hogan & Hartson caused Snyder to remove computers and financial information from the premises of Global to be used for the benefit of interests adverse to Global. Accordingly, these defendants have intentionally and unjustifiably interfered with Plaintiff's contract with Clint Snyder.

         76. As a result of this interference, Plaintiff has suffered damages.

         WHEREFORE, Plaintiff demands judgment for damages against defendants Lindsey and Hogan & Hartson.

                                  COUNT VIII -
                    MISREPRESENTATION THROUGH FALSE PRETENSES
                  - ABBOUD, SNYDER, LINDSEY AND HOGAN & HARTSON

         77. Plaintiff realleges paragraphs 1-32 of this complaint as if fully set forth and incorporated herein.

         78. Defendants Abboud, Snyder, Lindsey and Hogan & Hartson, upon information and belief, participated in creating minutes of a special meeting of the Board of Directors of pre-merger Global that purported to take place September 15, 2006 at 9:30 a.m.

         79. In fact, upon information and belief, no such special meeting of the Board of Directors of pre-merger Global took place.

         80. These minutes purport to permit Bryan Abboud and Clint Snyder to marshal the assets of Global in order pay the pre-merger shareholders a dividend.

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

         81. Defendants have used these bogus minutes of a special meeting as authority for their obtaining control of assets of Global post-merger in order to pay the disputed dividend to pre-merger shareholders without paying the liabilities of Global.

         82. These minutes are being used to ratify actions taken by the pre-merger directors to enrich themselves at the expense of the post-merger shareholders.

         83. As a result of the false pretenses used by Defendants in regard to the misrepresentations contained in the Minutes, Plaintiff has been damaged.

         WHEREFORE, Plaintiff demands judgment for damages, and whatever other relief is just and proper.

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

                              DEMAND FOR JURY TRIAL

         Plaintiff demands trial by jury on all issues so triable.

Dated: March 12, 2007

                                            Respectfully submitted

                                            SANDLER, TRAVIS & ROSENBERG, P.A.
                                            Attorneys for Plaintiff
                                            The Waterford - Suite 600
                                            5200 Blue Lagoon Drive
                                            Miami, Florida  33126
                                            Tel.     (305) 267-9200
                                            Fax      (305) 267-5155
                                            Email:  ejoffe@strtrade.com

                                            By:_________________________________
                                                     Edward M. Joffe
                                                     Florida Bar No. 314242

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

                                  VERIFICATION

         I hereby verify, under the penalty of perjury, pursuant to 28 U.S.C. Sec. 1746, that the facts contained in this complaint are true and correct to the best of my knowledge.

                                  _______________________________
                                  DAVID DADON,
                                  Chairman of the Board
                                  GLOBAL ENTERTAINMENT
                                  HOLDINGS/EQUITIES, INC.

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